U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Abacus Life, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1210472
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2101 Park Center Drive, Suite 170 Orlando, Florida	32835
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
9.875% Notes due 2028	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-274553

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the offering of 9.875% Fixed Rate Senior Notes due 2028 (the “Notes”) of Abacus Life, Inc., a Delaware corporation (the “Registrant”). The Notes are expected to be listed on the Nasdaq Global Market and to trade thereon within 30 days of the original issue date under the trading symbol “ABLLL.” As of November 10, 2023, the Registrant had sold and issued $35,650,000 in aggregate principal amount of the Notes, which includes $4,650,000 in aggregate principal amount sold pursuant to a fully-exercised underwriter overallotment option.

A description of the Notes is incorporated herein by reference to the “Description of the Notes” in the Registrant’s final prospectus, as filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2023 under Rule 424(b)(3) under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-274553), as amended.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to this registration statement on Form 8-A and are incorporated herein by reference:

Exhibit No.	Description

4.1	Base Indenture by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, filed with the SEC on November 13, 2023).

4.2	First Supplemental Indenture by and between the Company and the Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K, filed with the SEC on November 13, 2023).

4.3	Form of 9.875% Fixed Rate Senior Notes due 2028 (incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ABACUS LIFE, INC.

By:	/s/ Jay J. Jackson
Jay J. Jackson
Chairman of the Board, President and Chief Executive Officer

Date: November 20, 2023